UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Service Corporation International

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Service Corporation International

Proxy Statement and 2009 Annual Meeting Notice

2009 Annual Meeting

Date: Wednesday, May 13, 2009
Time: 9:00 a.m. Houston time
Place: Newmark Group Auditorium
American Funeral Service Training Center
415 Barren Springs Drive
Houston, Texas 77090

Service Corporation International
1929 Allen Parkway, P.O. Box 130548

Houston, Texas 77219-0548	April 1, 2009

Dear Shareholder,

As the owner of shares of Service Corporation International, please accept my invitation to attend the Company’s Annual Meeting of Shareholders. It is scheduled for Wednesday, May 13, 2009, at 9:00 a.m. Houston time in the Newmark Group Auditorium of the American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas. During the meeting, we will report on how our Company performed for its shareholders during 2008 and share with you our plans for the future. You will have an opportunity to ask questions, express your views, and meet members of SCI’s executive team and Board of Directors.

On behalf of the Board of Directors and our employees, I would like to express our appreciation for your continuing support. I look forward to greeting in person all shareholders who are able to join us at our Annual Meeting.

Sincerely,

R. L. Waltrip
Chairman of the Board

Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 13, 2009

To Our Shareholders:

The Annual Meeting of Shareholders of Service Corporation International (“SCI” or the “Company”) will be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas at 9:00 a.m. Houston time on May 13, 2009 for the following purposes:

1.	To elect four nominees to the Board of Directors (the “Board”).

2.	To approve the appointment of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2009 fiscal year.

3.	To transact such other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares entitled to vote is required for a quorum.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience in order to ensure a quorum at the meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Gregory T. Sangalis
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 1, 2009

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

PROXY STATEMENT

Proxy Voting: Questions & Answers

Q: Who is entitled to vote?
A: Shareholders of record who held common stock of SCI at the close of business on March 16, 2009 are entitled to vote at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on that date, there were outstanding 250,942,790 shares of SCI common stock, $1.00 par value (“Common Stock”).

Q: What are shareholders being asked to vote on?
A: Shareholders are being asked to vote on the following items at the Annual Meeting:

•	Election of four nominees to the Board of Directors.

•	Approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2009 fiscal year.

The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of each of the proposals.

Q: How do I vote my shares?
A: You can vote your shares using one of the following methods:

•	Vote through the internet at www.proxyvote.com using the instructions on the proxy or voting instruction card.

•	Vote by telephone using the toll-free number shown on the proxy or voting instruction card.

•	Complete, sign and return a written proxy card in the pre-stamped envelope provided.

•	Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Unless you are planning to vote at the meeting, your vote must be received on or before May 12, 2009.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier voting instructions.

Q: What if I want to vote in person at the Annual Meeting?
A: The Notice of Annual Meeting of Shareholders provides details of the date, time and place of the Annual Meeting, if you wish to vote in person.

Q: How does the Board of Directors recommend voting?
A: The Board of Directors recommends voting:

•	FOR each of the four nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.

•	FOR approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2009 fiscal year.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?
A: By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matters properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.

Q: Why is it important to vote via the internet or telephone, or send in my proxy card so that it is received on or before May 12, 2009?
A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 16, 2009 is present at the meeting in person or by proxy. It is for this reason that we urge you to vote via the internet or telephone or send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

Q: Can I revoke my proxy once I have given it?
A: Yes. Your proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, Gregory T. Sangalis. Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

Q: How will the votes be counted?
A: Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, they will be voted for the nominees listed therein (or for other nominees as provided above) and for approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Holders of SCI common stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares for which voting power has been withheld.

Q: What if my SCI shares are held through a bank or broker?
A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

Q: How does a shareholder or interested party communicate with the Board of Directors, committees or individual directors?
A: Any shareholder or interested party may communicate with the Board of Directors, any committee of the Board, the non-management directors as a group or any director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee, the non-management directors or such individual director or directors, c/o Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.

Q: What is the Company’s Web address?
A: The SCI home page is www.sci-corp.com. At the website, the following information is available for viewing. The information below is also available in print to any shareholder who requests it.

•	Bylaws of SCI

•	Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

•	Corporate Governance Guidelines

•	Principles of Conduct and Ethics for the Board of Directors

•	Code of Conduct and Ethics for Officers and Employees

Q: How can I obtain a copy of the Annual Report on Form 10-K?
A: A copy of SCI’s 2008 Annual Report on Form 10-K is furnished with this proxy statement to each shareholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing to Investor Relations, P.O. Box 130548, Houston, Texas 77219-0548.

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card are furnished to shareholders beginning on or about April 1, 2009.

ELECTION OF DIRECTORS

The Board of Directors consists of eleven members and is divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect four directors to the Board. These directors will be elected for three-year terms expiring in 2012. Set forth below are profiles for each of the four candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING NOMINEES.

R. L. Waltrip
Age: 78	Director Since: 1962	Term Expires: 2012

Mr. Waltrip is the founder and Chairman of the Board of SCI. He has provided invaluable leadership to the Company for over 40 years. A licensed funeral director, Mr. Waltrip grew up in his family’s funeral business and assumed management of the firm in the 1950s. He began buying additional funeral homes in the 1960s and achieved significant cost efficiencies through the “cluster” strategy of sharing pooled resources among numerous locations. At the end of 2008, the network he began had grown to include more than 1,600 funeral service locations and cemeteries. Mr. Waltrip took SCI public in 1969. Mr. Waltrip holds a bachelor’s degree in business administration from the University of Houston.

SCI Common Shares Beneficially Owned(1): 3,550,576(2) Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the tables of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 1,648,933 shares which may be acquired by Mr. R. L. Waltrip upon exercise of stock options exercisable within 60 days of March 16, 2009.

Anthony L. Coelho
Age: 66	Director Since: 1991	Term Expires: 2012

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services. From October 1995 to September 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation.

SCI Common Shares Beneficially Owned(1): 112,081 Other Directorships Currently Held: CepTor Corporation, Stem Cell Innovation, Inc. and Warren Resources, Inc.

A.J. Foyt, Jr.
Age: 74	Director Since: 1974	Term Expires: 2012

Mr. Foyt achieved prominence as a racing driver who was the first four-time winner of the Indianapolis 500. His racing career spanned four decades and three continents — North America, Europe and Australia. Since his retirement from racing in 1994, Mr. Foyt has engaged in a variety of commercial and entrepreneurial ventures. He is the President and owner of A. J. Foyt Enterprises, Inc. (assembly, exhibition and competition with high-speed engines and racing vehicles), and has owned and operated car dealerships that bear his name. He has also been involved in a number of commercial real estate investment and development projects, and has served as a director of a Texas bank.

SCI Common Shares Beneficially Owned(1): 180,553 Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Edward E. Williams
Age: 63	Director Since: 1991	Term Expires: 2012

Dr. Williams holds the Henry Gardiner Symonds Chair (an endowed professorship) at the Jesse H. Jones Graduate School of Management at Rice University, where he teaches classes on entrepreneurship, value creation, venture capital investing, business valuations, leveraged buyouts and the acquisition of existing concerns. Dr. Williams has been named by Business Week as the Number Two Entrepreneurship Professor in the United States. Dr. Williams holds a PhD with specialization in Finance, Accounting and Economics. He has taught finance, accounting, economics and entrepreneurship at the graduate level, has written numerous articles in finance, accounting, economics and entrepreneurship journals, has taught courses in financial statement analysis and continues to do academic research in his areas of specialty. He is the author or co-author of over 40 articles and nine books on business planning, entrepreneurship, investment analysis, accounting and finance.

SCI Common Shares Beneficially Owned(1): 249,241 Other Directorships Currently Held: None

The following are profiles of the other continuing directors currently serving on the Board of SCI:

Thomas L. Ryan
Age: 43	Director Since: 2004	Term Expires: 2011

Mr. Ryan was elected Chief Executive Officer of Service Corporation International in February 2005 and has served as President of SCI since July 2002. Mr. Ryan joined the Company in 1996 and served in a variety of financial management roles until November 2000, when he was asked to serve as Chief Executive Officer of European Operations. In July 2002, Mr. Ryan was appointed Chief Operating Officer of SCI, a position he held until February 2005. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. He holds a bachelor’s degree in business administration from the University of Texas at Austin. Mr. Ryan serves on the Board of Directors of the American Diabetes Association and on the Board of Trustees of the Texas Gulf Coast United Way. Mr. Ryan is a member and Chapter Secretary of the Young Presidents Organization. Mr. Ryan also serves on the University of Texas McCombs Business School Advisory Council.

SCI Common Shares Beneficially Owned(1): 1,853,692(2) Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 1,072,900 shares which may be acquired by Mr. Ryan upon exercise of stock options exercisable within 60 days of March 16, 2009.

Alan R. Buckwalter
Age: 62	Director Since: 2003	Term Expires: 2010

Mr. Buckwalter retired in 2003 as Chairman of J.P. Morgan Chase Bank, South Region after a career of over 30 years in banking that involved management of corporate, commercial, capital markets, international, private banking and retail departments. He served as head of the Banking Division and Leveraged Finance Unit within the Banking and Corporate Finance Group of Chemical Bank and Chairman and CEO of Chase Bank of Texas. Mr. Buckwalter has attended executive management programs at Harvard Business School and the Stanford Executive Program at Stanford University. He is a Board member of the National Association of Corporate Directors (Houston chapter). He is also an avid community volunteer, serving on the Boards of Texas Medical Center, the American Red Cross (Houston chapter) and BCM Technologies, Inc.

SCI Common Shares Beneficially Owned(1): 77,587 Other Directorships Currently Held: Plains Exploration and Production Company

Malcolm Gillis
Age: 68	Director Since: 2004	Term Expires: 2011

Malcolm Gillis, Ph.D., is a University Professor and former President of Rice University, a position he held from 1993 to June 2004. He is an internationally respected academician and widely published author in the field of economics with major experience in fiscal reform and environmental policy. Dr. Gillis has taught at Harvard and Duke Universities and has held named professorships at Duke and Rice Universities. He has served as a consultant to numerous U.S. agencies and foreign governments. Additionally, he has held memberships in many national and international committees, boards, and advisory councils. He holds Bachelor’s and Master’s degrees from the University of Florida and a Doctorate from the University of Illinois.

SCI Common Shares Beneficially Owned(1): 51,286 Other Directorships Currently Held: AECOM Technology Corporation, Halliburton Co. and Introgen Therapeutics, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Victor L. Lund
Age: 61	Director Since: 2000	Term Expires: 2010

Since December 2006, Mr. Lund has served as Chairman of the Board of DemandTec, Inc., a software company. From May 2002 to December 2004, Mr. Lund served as Chairman of the Board of Mariner Healthcare, Inc. From 1999 to 2002, he served as Vice Chairman of the Board of Albertsons, Inc. prior to which he had a 22-year career with American Stores Company in various positions, including Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Prior to that time, Mr. Lund was a practicing audit CPA for five years, held a CPA license and received the highest score on the CPA exam in the State of Utah in the year that he was licensed. He also holds an MBA and a BA in Accounting.
SCI Common Shares Beneficially Owned(1): 165,410 Other Directorships Currently Held: Del Monte Foods Company, DemandTec, Inc. and Teradata Corporation

John W. Mecom, Jr.
Age: 69	Director Since: 1983	Term Expires: 2010

Mr. Mecom has been involved in the purchase, management and sale of business interests in a variety of industries. He has owned and managed over 500,000 acres of surface and mineral interests throughout the U.S. He has been involved in the purchase, renovation, management and sale of luxury hotels in the U.S., Peru and Mexico. He purchased the New Orleans Saints NFL team in 1967 and sold his interest in 1985. He is currently Chairman of the John W. Mecom Company and principal owner of John Gardiner’s Tennis Ranch.
SCI Common Shares Beneficially Owned(1): 90,199 Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Clifton H. Morris, Jr.
Age: 73	Director Since: 1990	Term Expires: 2011

Mr. Morris has been Chairman of AmeriCredit Corp. (financing of automotive vehicles) since May 1988, previously having served as Chief Executive Officer and President of that company. Previously, he served as Chief Financial Officer of Cash America International, prior to which he owned his own public accounting firm. He is a certified public accountant with 46 years of certification, a Lifetime Member of the Texas Society of Certified Public Accountants and an Honorary Member of the American Institute of Certified Public Accountants. Mr. Morris was instrumental in the early formulation and initial public offerings of SCI, Cash America International and AmeriCredit Corp., all of which are now listed on the New York Stock Exchange. From 1966 to 1971, he served as Vice President of treasury and other financial positions at SCI, returning to serve on the Company’s Board of Directors in 1990. Mr. Morris was named 2001 Business Executive of the Year by the Fort Worth Business Hall of Fame. He is also an avid community volunteer, having served on the Community Foundation of North Texas, Fort Worth Chamber of Commerce and Fort Worth Country Day School.
SCI Common Shares Beneficially Owned(1): 138,227 Other Directorships Currently Held: AmeriCredit Corp.

W. Blair Waltrip
Age: 54	Director Since: 1986	Term Expires: 2011

Mr. Waltrip held various positions with SCI from 1977 to 2000, including serving as Vice President of Corporate Development, Senior Vice President of Funeral Operations, Executive Vice President of SCI’s real estate division, Chairman and CEO of Service Corporation International (Canada) Limited (a subsidiary taken public on The Toronto Stock Exchange) and Executive Vice President of SCI. Mr. Waltrip’s experience has provided him with knowledge of almost all aspects of the Company and its industry with specific expertise in North American funeral/cemetery operations and real estate management. Since leaving SCI in 2000, Mr. Waltrip has been an independent investor, primarily engaged in overseeing family and trust investments. Mr. Waltrip is the son of SCI’s founder, R. L. Waltrip.

SCI Common Shares Beneficially Owned(1): 1,703,828 Other Directorships Currently Held: Sanders Morris Harris Group, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Board Composition and Meetings

The Board of SCI is comprised of a majority of independent directors. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all comprised entirely of directors who are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations and the listing standards of the New York Stock Exchange. The Board of Directors held five meetings in 2008. Each Board member attended at least 75% of the total number of meetings of the Board and Board committees on which he served. Although the Board does not have a policy on director attendance at annual meetings, ten Board members attended the Company’s 2008 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Secretary at least 120 calendar days prior to the anniversary of the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s integrity, character and accountability;

•	the prospective nominee’s ability to provide wise and thoughtful counsel on a broad range of issues;

•	the prospective nominee’s financial literacy and ability to read and understand financial statements and other indices of financial performance;

•	the prospective nominee’s ability to work effectively as part of a team with mature confidence;

•	the prospective nominee’s ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities; and

•	the commitment of the prospective nominee to prepare for and attend meetings and to be accessible to management and other directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines incorporate the director independence standards of the New York Stock Exchange. The portion of the Guidelines addressing director independence is as follows:

“3.1 Board Independence

The majority of the Board of Directors of SCI will be comprised of independent directors, meaning directors who have no material relationship with SCI (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with SCI). In addition, the Audit, Compensation, and

Nominating and Corporate Governance Committees of SCI will be comprised entirely of independent directors.

The Nominating and Corporate Governance Committee of SCI will review the independence of SCI’s directors on an ongoing basis to ensure that Board and Board committee composition is consistent with these principles and with the rules of the New York Stock Exchange and/or other applicable rules.”

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2009. For this review, the Board considered the findings and recommendations of the Nominating and Corporate Governance Committee. The Board and the Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Guidelines, with the exception of R. L. Waltrip, Thomas L. Ryan and W. Blair Waltrip. Messrs. R. L. Waltrip and Ryan are considered inside directors because of their employment as senior executives of the Company. Mr. W. Blair Waltrip is considered a non-independent director because he is the son of an executive officer, Mr. R. L. Waltrip.

Board Committees

Name of Committee
and Members	Functions of the Committee

Audit Committee Victor L. Lund (Chair) Alan R. Buckwalter, III Malcolm Gillis Clifton H. Morris, Jr. Edward E. Williams Meetings In 2008 Five
•   Assists the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm and the performance of the Company’s internal audit function.

•   Reviews the annual audited financial statements with SCI management and the independent registered public accounting firm, including items noted under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any major issues regarding accounting principles and practices. This includes a review of analysis by management and discussion with the independent registered public accounting firm of any significant financial reporting issues and judgments made by management in the preparation of the financial statements, including the effect of alternative GAAP methods.

•   Reviews SCI’s quarterly financial statements with management and the independent registered public accounting firm prior to the release of quarterly earnings and the filing of quarterly reports with the SEC, including the results of the independent registered public accounting firm’s reviews of the quarterly financial statements.

•   Reviews with management and the independent registered public accounting firm the effect of any major changes to SCI’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on SCI’s financial statements.

• Oversees and reviews the performance and effectiveness of SCI’s internal audit function.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Audit Committee (Cont’d)
•   Reviews the qualifications, independence and performance of the independent registered public accounting firm annually and recommends the appointment or re-appointment of the independent registered public accounting firm. The Audit Committee is directly responsible for the engagement, compensation and replacement, if appropriate, of the independent registered public accounting firm.

•   Meets at least quarterly with the independent registered public accounting firm without SCI management present. Reviews with the independent registered public accounting firm any audit problems or difficulties and management’s responses to address these issues.

• Meets with SCI management at least quarterly to review any matters the Audit Committee believes should be discussed.

•   Meets with SCI management to discuss policies with respect to risk assessment and risk management and to review SCI’s major financial risks and steps management has taken to monitor and control such exposures.

• Reviews with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

•   Reviews and discusses summary reports from SCI’s Careline, a toll-free number available to Company employees to make anonymous reports of any complaints or issues regarding infringements of ethical or professional practice by any SCI employee regarding financial matters; discusses with SCI management actions taken in response to any significant issues arising from these summaries.

•   In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee also reviews reports relative to the effectiveness of SCI’s internal control over financial reporting, including obtaining and reviewing a report by the independent registered public accounting firm regarding the effectiveness of SCI’s internal control over financial reporting. The Audit Committee reviews any material issues raised by the most recent assessment of the effectiveness of SCI’s internal control over financial reporting and any steps taken to deal with such issues.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Nominating and Corporate Governance Committee Clifton H. Morris, Jr. (Chair) Alan R. Buckwalter, III Anthony L. Coelho Victor L. Lund John W. Mecom, Jr. Edward E. Williams Meetings In 2008 Four
•   Oversees the composition of the Board of Directors of SCI and the Board committees, including the process for identifying and recruiting new candidates for the Board, developing a re-nomination review process for current Board members and considering nominees recommended by shareholders in accordance with the Company’s bylaws.

•   Makes recommendations to the Board with respect to the nomination of candidates for Board membership and committee assignments for Board members, including the chairmanships of the Board committees.

•   Provides leadership to the Board in the development of corporate governance principles and practices, including the development of Corporate Governance Guidelines and a Code of Business Conduct and Ethics.

•   In conjunction with the full Board, oversees CEO succession planning and reviews succession plans for other SCI executives, including the development of both short-term (emergency) and long-term CEO succession plans, and leadership development planning. Monitors progress against these plans and reports to the full Board on this issue at least annually.

• Develops and leads the annual Board evaluation of the performance of the CEO and presents the results of this evaluation to the full Board for discussion and approval.

• With outside assistance, when needed, makes recommendations to the full Board with respect to compensation for Board members.

• Oversees the development of orientation programs for new Board members in conjunction with SCI’s Chairman.

•   Oversees continuing education sessions for SCI directors. This includes monitoring various director education courses offered by universities and other institutions, making recommendations to the Board as to which of these might be most useful to attend, and developing other education initiatives that may be practical and useful to Board members, including development of a program for Board member visits to SCI sites and facilities.

•   Oversees and implements the annual process for assessment of the performance of SCI’s Board as a whole and of the Nominating and Corporate Governance Committee, and coordinates the annual performance assessment of the Audit, Compensation and Investment Committees.

• Oversees and implements the individual peer review process for assessment of the performance of individual members of the Board.

• The Committee Chair presides at executive sessions of non-management directors held during every SCI Board meeting.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Investment Committee Edward E. Williams (Chair) Anthony L. Coelho Malcolm Gillis John W. Mecom, Jr. W. Blair Waltrip Meetings In 2008 Four
•   Assists the Board of Directors in fulfilling its responsibility in the oversight management of internal and external assets. Internal assets are short-term investments for the Company’s own account. External assets are funds received by the Company and placed into Trust in accordance with applicable state laws related to prearranged sale of funerals, cemetery merchandise and services and perpetual care funds (“Trusts”) which are deposited with financial institutions (the “Trustees”).

•   Works in conjunction with the Investment Operating Committee of SCI, a committee comprised of senior SCI officers and other managers, which supports the Investment Committee by providing day-to-day oversight of the internal and external assets. The Investment Committee’s policies are implemented through the Investment Operating Committee of SCI.

• Provides guidance to the Trustees regarding the management of the SCI U.S. Trust funds.

• Determines that the Trusts’ assets are prudently and effectively managed in accordance with the investment policy.

•   Reviews, approves and recommends an investment policy for the Trust funds including (1) asset allocation, (2) individual consideration of each Trust type, (3) acceptable risk levels,(4) total return or income objectives and (5) investment guidelines relating to eligible investments, diversification and concentration restrictions, and performance objectives for specific managers or other investments.

• Evaluates performance of the Trustees and approves changes if needed.

• Monitors adherence to investment policy and evaluates performance based on achieving stated objectives.

• Oversight responsibility for the Company’s cash investments on a short term basis.

• Oversight responsibility for the Company’s prearranged funeral insurance.

• Oversight responsibility for the Company’s retirement plans.

•   By law, the Trustees are ultimately responsible for all investment decisions. However, the Investment Committee in conjunction with the Investment Operating Committee and a consultant, recommends investment policies and guidelines and investment manager changes to the Trustees.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Compensation Committee Alan R. Buckwalter, III (Chair) Anthony L. Coelho Malcolm Gillis Victor L. Lund John W. Mecom, Jr. Meetings In 2008 Six
•   Oversees the compensation program for SCI’s executive officers with a view to ensuring that such program attracts, motivates and retains executive personnel and relates directly to objectives of the Company and shareholders as well as the operating performance of the Company.

•   Sets compensation for the Chairman and the CEO of SCI, and reviews and approves compensation for all other SCI executive officers, including base salaries, short and long-term incentive compensation plans and awards and certain benefits.

•   Determines appropriate individual and Company performance measures, including goals and objectives, to be used in reviewing performance for the purposes of setting compensation for the Chairman, CEO and other executive officers as well as appropriate peer group companies to review for comparative purposes with respect to compensation decisions.

• Approves any executive employment contracts for SCI’s officers, including the Chairman and the CEO.

•   Retains, as appropriate, compensation consultants to assist the Committee in fulfilling its responsibilities. The consultants report directly to the Committee, which has sole authority to approve the terms of their engagement, including their fees.

• Determines SCI stock ownership guidelines for officers, adjusts such guidelines if necessary and reviews at least annually officer compliance with such guidelines.

Executive Committee Robert L. Waltrip (Chair) Alan R. Buckwalter, III Victor L. Lund Clifton H. Morris, Jr. Thomas L. Ryan Meetings In 2008 None
•   Has authority to exercise many of the powers of the full Board between Board meetings.

•   Is available to meet in circumstances where it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue.

Director Compensation

The following table sets forth director compensation for 2008. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors do not receive director fees or participate in director compensation.

2008 Director Compensation Table

			Change in Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation	All Other
Name	in Cash	Awards(1)	Earnings(2)	Compensation(3)	Total
Alan R. Buckwalter, III	$97,000	$113,350	NA	$21,953	$232,303
Anthony L. Coelho	79,000	113,350	$2,641	0	194,991
A.J. Foyt	40,000	113,350	12,807	2,686	168,843
Malcolm Gillis	83,000	113,350	NA	6,390	202,740
Victor L. Lund	97,000	113,350	NA	99,022	309,372
John W. Mecom, Jr.	79,000	113,350	6,981	12,382	211,713
Clifton H. Morris, Jr.	76,000	113,350	5,716	14,758	209,824
W. Blair Waltrip	52,000	113,350	NA	45,927	211,277
Edward E. Williams	92,000	113,350	1,351	13,616	220,317

(1)	Amounts in the Stock Awards column represent the fair market value of each award on the date of grant. Specifically, the value was calculated by multiplying (i) the average of the high and low market prices of a share of common stock of SCI on the date of the grant of the stock award, by (ii) 10,000 shares, which was the number of SCI shares per award.

(2)	Amounts in this column include increases in the actuarial present values of benefits as discussed under “Directors’ Retirement Plan” below.

(3)	Amounts in this column are discussed under “Use of Company Aircraft” below. With respect to Mr. W. Blair Waltrip, the amount in this column consists of a $21,390 premium paid by the Company for split dollar insurance, plus a tax gross up of $24,537, to which Mr. Waltrip is entitled in connection with his service as a former executive officer of the Company.

Stock Award: Annual Retainer

Under the Amended and Restated Director Fee Plan, all outside directors receive an annual retainer of 10,000 shares of Common Stock of SCI or, at each director’s option, deferred Common Stock equivalents. The award is made once a year on the date of the Annual Meeting of Shareholders and is 100% vested on the date of grant. Accordingly, each outside director received 10,000 shares of Common Stock or deferred Common Stock equivalents on May 14, 2008. The fair market value of the award is set forth in the column “Stock Awards” in the table above. For dividends pertaining to a director’s deferred Common Stock equivalents, the dividends are reinvested in additional deferred Common Stock equivalents based on the fair market value of Common Stock on the dividend record date.

Meeting Fees

In addition to the annual retainer, all outside directors receive $10,000 for each Board meeting attended and receive a further attendance fee for each Committee meeting attended as follows: Audit Committee Chair $6,000, each other committee chair $5,000, Audit Committee members $4,000, and each other committee member $3,000. If the Company initiates a telephone Board or Committee meeting, a participating director is entitled to an attendance fee in an amount equal to 25% of the regular fee described in the preceding sentence. The total meeting fees for each director are set forth in column “Fees earned or paid in cash” in the table above.

Directors may elect to defer all or any of their meeting fees by participating in the Executive Deferred Compensation Plan which is described hereinafter under “Certain Information with Respect to Officers and Directors — Executive Deferred Compensation Plan.” There are no Company contributions made for a director’s account in the plan. The director may have deferred fees invested in the funds available under the plan. Any earnings or losses on such deferred fees are not reported in the table above.

Directors’ Retirement Plan

Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 are considered for vesting purposes. Non-employee directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vested in 25% increments at the end of five, eight, eleven and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan). The increases in the actuarial present values of benefits under the plan are reflected in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table above.

Use of Company Aircraft

Each outside director is allowed to use aircraft leased or financed by the Company under cancelable leases or financial arrangements for a maximum of 30 flight hours per year for personal reasons. The director must reimburse the Company for any such usage at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Administration (“FAA”) Regulations. The Company also values such usage on the basis of the incremental cost to the Company of such use. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For 2008, the incremental cost of personal use of Company aircraft, less the amounts reimbursed from the directors to the Company, are reflected in the column “All Other Compensation” in the table above.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	align executive pay and benefits with the performance of the Company and shareholder returns; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives.

Role of the Compensation Committee

The Compensation Committee of the Company reviews the executive compensation program of the Company to ensure that it is adequate to attract, motivate and retain well-qualified executive officers who will maximize shareholder returns and that it is directly and materially related to the short-term and long-term objectives of the Company and its shareholders as well as the operating performance of the Company. To carry out its role, among other things, the Compensation Committee:

•	reviews appropriate criteria for establishing performance targets for executive compensation;

•	determines appropriate levels of executive compensation by annually conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm;

•	ensures that the Company’s executive stock plan, long-term incentive plan, annual incentive compensation plan and other executive compensation plans are administered in accordance with compensation objectives; and

•	approves all new equity-based compensation programs.

Compensation Philosophy and Process

The Company’s compensation philosophy as implemented through the Compensation Committee is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executives. The components of our compensation program for our executives consist of:

•	annual base salaries;

•	annual performance-based incentives paid in cash;

•	long-term performance-based incentives delivered in stock options, restricted stock and performance units; and

•	retirement plans providing for financial security.

Our overall compensation philosophy is to target our direct compensation for executives within the range of the market median of the Comparison Group or the Reference Group as discussed below, with opportunities to exceed the targeted median compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. We believe these targeted levels are appropriate in order to motivate, reward, and retain our executives, each of whom have leadership talents and expertise that make them attractive to other companies. Because we target the range of the market median for each component, each of the components of compensation is not affected by any decision respecting other components. However, the Compensation Committee does review overall compensation for reasonableness and comparability to the prior year’s compensation.

Compensation decisions are made by our Compensation Committee, based in part on input from Towers Perrin, the Compensation Committee’s third-party independent consultant. Towers Perrin is retained by and reports directly to the Compensation Committee, which has the authority to approve Towers Perrin’s fees and any other terms of engagement. Clark Consulting is retained by and reports directly to the Compensation Committee and provides advice as to executive benefit programs such as executive life insurance benefits and deferred compensation arrangements. Annually, the Compensation Committee reviews the fee structure and services provided by their compensation and benefits independent consultants in order to affirm their continuation as consultants or to assist the Compensation Committee in the selection of new consultants, if appropriate.

In November of each year, Towers Perrin presents to the Compensation Committee comparative data, including benchmarking results discussed below. For the Chairman and the CEO, the Compensation Committee is exclusively responsible for the final determination of all components of compensation but may request input or recommendations from Company management. For other Named Executive Officers (as defined below), the Compensation Committee receives additional recommendations from our CEO and our Vice President of Human Resources for base salary and long-term incentive compensation. In February, the Compensation Committee reviews the data and recommendations and sets the compensation components of annual base salary, annual performance-based incentives and long-term incentives for that year.

After awards of compensation components are made in February each year, the performance components of our compensation are determined based on corporate performance and not on individual performance, except that annual performance-based incentives for our two senior operational officers (one of whom is a Named Executive Officer) include performance measures focused on the respective divisions under their management. The compensation components are designed to focus senior leadership, which is responsible for the overall performance and results of the Company, to operate as a team with company-wide goals, except that our two senior operational officers do have certain division performance goals. This approach serves to align the compensation of our most senior leadership team with the performance of the Company. The Compensation Committee generally does not retain any discretion to increase or decrease awards absent attainment of the relevant performance goals. However, the Compensation Committee does reserve the right to reduce at its discretion the amounts of annual performance-based incentives paid in cash.

In summary, our direct compensation provides a balanced approach to compensation and consists of the primary components illustrated below. The chart is a general representation and is not to scale for any particular executive:

Long-Term Incentive Compensation	Restricted Stock	• Objective: Supports retention and encourages stock ownership

	Performance Units	• Objective: Rewards for effective management of Company business over a multi-year period

	Stock Options	• Objective: Rewards for the Company’s stock price appreciation

Annual Cash Compensation	Annual Performance- Based Incentives	• Objective: Rewards achievement of shorter term financial and operational objectives that we believe are primary drivers of our common stock price over time

	Base Salary	• Objective: Serves to attract and retain executive talent and may vary with individual or due to marketplace competition or economic conditions

Not to scale.

Named Executive Officers

The summary compensation table in this proxy statement shows total compensation for our chief executive officer, our chief financial officer and the three next most highly compensated executive officers. The term “Named Executive Officers” in this discussion refers to those officers.

Benchmarking Tools

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation for 2008, the Compensation Committee used benchmarking tools and surveys presented by Towers Perrin. The published and private survey sources consisted of Towers Perrin 2007 Executive Compensation Database and 2007 Long-Term Incentive Plan Report. Competitive data from the published/private survey sources represented pay rates for similar positions in general industry companies. We refer to those companies as the “Comparison Group.” Where appropriate data are available, Towers Perrin uses regression analysis to develop the compensation statistics used for comparison purposes. The names of the companies comprising the Comparison Group are set forth in Annex A attached to this proxy statement.

For periods after 2008, the Compensation Committee decided to limit the source of competitive data to a group of public companies in the Towers Perrin executive compensation database having revenues of $1-$3 billion (the “Reference Group”). These revenue levels correlate more closely to the size of the Company’s annual revenues than the revenue levels of the companies in the Comparison Group. Since the companies comprising the Reference Group change each year, any reference herein to a particular year’s Reference Group is prefaced by the applicable year (for example, the group used for 2009 is called the “2009 Reference Group”). The names of the companies comprising the 2009 Reference Group are set forth in Annex B attached to this proxy statement.

For 2008, the Compensation Committee utilized the 2008 Reference Group as the benchmarking group in the Performance Unit Plan. The names of the companies comprising the 2008 Reference Group are set forth in Annex C attached to this proxy statement. Prior to 2008, the Compensation Committee utilized the companies comprising the Value Line Diversified Companies Index (the “Value Line Group”) as the reference point for the Performance Unit Plan. The names of the companies comprising the Value Line Group are set forth in Annex D attached to this proxy statement.

Annual Base Salaries

We pay annual base salaries to our Named Executive Officers under employment agreements. Each November, we review the list of, and the terms and conditions of employment for, the Named Executive Officers and other officers with employment agreements in effect and determine whether to extend, modify or allow the agreements to expire. See “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below. These agreements provide that the base salaries of the Named Executive Officers may be increased at the sole discretion of the Compensation Committee.

We target the base salary levels of our Named Executive Officers within range of the 50th percentile because we believe that level is appropriate to motivate and retain our Named Executive Officers, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive.

Effective January 1, 2008, the Compensation Committee increased Mr. Tanzberger’s salary $25,000 to $400,000 to move his salary close to the market median level of CFO salaries of the Comparison Group. The other Named Executive Officers did not receive a salary adjustment for 2008. The fact that some Named Executive Officers did not receive a salary increase in 2008 does not indicate dissatisfaction with their performance, but simply a recognition that their salary level was already at the target level.

For 2009, management recommended to the Compensation Committee that we suspend salary adjustments for the Named Executive Officers and the other officers in light of the current economic conditions regardless of relevant target levels. After consideration, the Compensation Committee agreed and no salary adjustments were made for 2009.

Annual Performance-Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our executive officers on financial and operational objectives that the Compensation Committee believes are primary drivers of our common stock price over time. In February 2008 when the target annual performance-based incentive awards were established, we used the following performance measures for our Named Executive Officers:

•	Normalized Earnings Per Share, which we define as the Company’s fully-diluted earnings per share calculated in accordance with US Generally Accepted Accounting Principles for the measurement period as reported in the Company’s financial results utilizing a 38% effective tax rate. The earnings per share for such bonus calculation is adjusted to exclude the following:

1.	Special accounting, litigation or restructuring charges (including Alderwoods merger-related expenses)

2. The cumulative effect of any changes in accounting principles

3. Any extraordinary gain or loss or correction of an error

4. Any gain or loss recorded in association with the sale of a business or real estate

5. The gain or loss associated with the early extinguishment of debt

6. Currency gains or losses

•	Consolidated Free Cash Flow, which we calculate by adjusting Cash Flows from Operating Activities calculated in accordance with US Generally Accepted Accounting Principles by:

(1)	Excluding:

(a)	Cash federal and state income taxes paid relating to gains on sale of businesses or real estate

(b)	Cash payments to terminate remaining SCI and Alderwoods pension plans (including Rose Hills)

(c)	Alderwoods merger-related transition costs that are included in Cash Flows from Operating Activities

(d)	Cash payments associated with major litigation settlements

(e)	Variances from forecasted cash taxes related to normal operating earnings

(2)	Deducting forecasted capital expenditures for capital improvements at existing facilities and forecasted capital expenditures to develop cemetery property

•	Comparable Revenue Growth, which we define as the percentage change from the prior year in total revenue for combined funeral and cemetery comparable same-store locations in North America.

•	Comparable Sales Production Growth, which we define as the percentage change from the prior year in combined total preneed funeral sales production, total preneed cemetery sales production and total at need cemetery sales production at comparable same-store locations in North America.

In addition to the above performance measures, we established the following performance measures applicable only to Mr. Waring as follows:

•	Comparable Division Revenue Growth, which we define as Comparable Revenue Growth of the locations in Mr. Waring’s division.

•	Comparable Division Sales Production Growth, which we define as Comparable Sales Production Growth of the locations in Mr. Waring’s division.

For 2008, we weighted each of the performance measures as follows: 25% Normalized Earnings Per Share, 25% Consolidated Free Cash Flow, 25% Comparable Revenue Growth and 25% Comparable Sales Production Growth for all Named Executive Officers except for Mr. Waring. For Mr. Waring, we weighted the performance measures as follows: 25% Normalized Earnings Per Share, 25% Consolidated Free Cash Flow, 25% Comparable Division Revenue Growth and 25% Comparable Division Sales Production Growth. The Compensation Committee established performance targets based on these measures for the performance period from January 1 through December 31, 2008. The targets for these specific performance measures were:

Normalized Earnings Per Share at $0.63
Consolidated Free Cash Flow at $274,400,000
Comparable Revenue Growth at 2.5%
Comparable Sales Production Growth at 7%
Division Targets applicable to Mr. Waring:
Comparable Division Revenue Growth at 2.5%
Comparable Division Sales Production Growth at 7%

The Compensation Committee established target performance-based incentive award levels for 2008 generally between the 50th and 75th percentile level of the Comparison Group for the Named Executive Officers. This is consistent with our overall compensation philosophy to target direct compensation of our Named Executive Officers within the range of the market median of the Comparison Group, to recognize achievement for greater levels of performance and to motivate and retain the executive level talent. As such, if SCI achieves the performance targets established by the Compensation Committee, executive officers would receive incentive awards at this targeted level. Actual incentive awards are decreased or increased on the basis of SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels. The maximum individual annual performance-based incentive award that could have been granted for 2008 was $4,000,000. The award is based on base salary on the last day of the measurement period.

For 2008, we did not meet the minimum requirements applicable to each performance measure. Accordingly, our officers did not receive any annual performance-based incentive payments for 2008.

The Compensation Committee did not retain any discretion to increase the annual performance-based incentive award or payout absent attainment of the relevant performance goals for the Named Executive Officers. The Compensation Committee did retain the ability to lower the payouts in its sole discretion.

For 2009, the Compensation Committee established in February 2009 target annual performance-based incentives between the 50th and 75th percentile level of the 2009 Reference Group for the Named Executive Officers, which results in target awards as follows:

Target Award
(% of Base Salary)

R.L. Waltrip	100%
Thomas L. Ryan	100%
Michael R. Webb	100%
Eric D. Tanzberger	60%
Sumner J. Waring, III	60%

For 2009, we will use performance measures substantially similar to the performance measures used in 2008. Normalized Earnings Per Share was modified to utilize a 33.5% effective tax rate and to exclude accounting charges or expenses relating to acquisitions. Consolidated Free Cash Flow was modified to exclude accounting charges or expenses relating to acquisitions.

We will weight each performance measures in the same manner as we did in 2008. The targets for the 2009 performance measures of Normalized Earnings Per Share and Consolidated Free Cash Flow are generally consistent with or within range of the guidance in the financial outlook for 2009 that we set forth in our Form 8-K furnished February 25, 2009. Actual incentive awards will be decreased or increased on a leveraged basis considering SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels which can only be realized if we exceed the upper ranges of our guidance for 2009.

Long-Term Incentive Compensation

In 2008, our long-term incentive compensation program consisted of three components to provide greater balance and focus for the Named Executive Officers and represents a competitive growing practice of using various types of long-term incentive devices. Each form of long term incentive is designed to ensure that appropriate focus is given to driving the Company’s stock price appreciation, managing the ongoing operations and implementing strategy and ensuring superior total shareholder returns. The program consists of equal targeted expected value delivered for long-term incentives in the form of:

(i) Stock Options;
(ii) Restricted Stock; and
(iii) Performance Units.

The total targeted expected value of the three awards for our Named Executive Officers was generally established within range of the market median of the Comparison Group. We believe that the grant of significant annual equity awards further links the interests of senior management and the Company’s shareholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. Although the Compensation Committee does not consider current stock ownership levels in determining equity awards, we do annually review the ownership levels and progress towards established ownership guidelines, as discussed below.

Stock Options

The purpose of using stock options is to reward executive officers based on an increase in our stock price. In February of each year, the Compensation Committee sets the components of the long-term incentive compensation for that year. Stock options are granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date. Stock options vest at a rate of one third per year and have an eight-year term. The Compensation Committee establishes an economic value of stock options to be awarded and relies on Towers Perrin to calculate the number of stock options substantially equivalent to those economic values. For the February 2008 grant, Towers Perrin utilized a binomial option pricing rating model to determine the stock option grant amounts. Utilizing the Towers Perrin option valuing methodology allows for comparison of SCI option grants to market rates as reflected in the

Towers Perrin database. For 2009 grants, Towers Perrin changed its option valuation methodology and now uses the FAS 123R valuation methodology. This will provide grant valuations which align more closely to the valuations used for financial statement purposes.

Restricted Stock

The purpose of using restricted stock with vesting provisions is to assist in retaining our executive officers and encouraging stock ownership. The restricted stock awards are made at the same time as the stock option grants, vest at a rate of one-third per year and are based on the estimated grant date value of the restricted shares.

Performance Units

The purpose of using performance units is to reward executive officers for effective management of the business over a multi-year period. In addition, the performance units allow executive officers to retain or build their SCI stock ownership by providing liquidity that can be applied to taxes associated with option exercises and restricted stock vestings. The performance unit component is settled in cash at the end of a three-year performance period. Each performance unit is valued at $1.00 and the actual payout may vary by a range of 0% to 200% of the targeted award established by the Compensation Committee. The Performance Unit Plan measures the 3 year total shareholder return (“TSR”) relative to the companies in the Reference Group. TSR is defined as $100 invested in SCI common stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the companies in the Reference Group, with dividend reinvestment during the same period. For grants in years prior to 2008, the Performance Unit Plan measured TSR relative to the companies in the Value Line Group.

For the 2006 – 2008 performance cycle, the closing stock price determinations as of December 31, 2005 and December 31, 2008 were used to calculate the awards due participants. For this performance cycle, the total SCI shareholder return was negative and the participants did not receive any award payout.

For the 2008 – 2010 performance cycle, the Compensation Committee granted performance units with performance awards ranging from 0% to 200% as set forth below in the “Grants of Plan-Based Awards” table. A target award is earned if SCI’s TSR relative ranking is at the 50th percentile of the TSR of the 2008 Reference Group and total SCI shareholder return is positive.

For the 2009 – 2011 performance cycle, the plan provisions for the grants covering the 2008 – 2010 performance cycle were utilized, except that the reference point is the 2009 Reference Group.

2009 Long-Term Incentive Awards

In February 2009, we awarded grants of stock options, restricted stock and performance units to Named Executive Officers as set forth in the table below. These amounts are not reflected in the compensation tables elsewhere in this proxy statement.

	2009 Grants
	Stock Options	Restricted Stock	Performance Units
Name	Grant (Shares)	Grant (Shares)	Grant (Units)

R. L. Waltrip	567,400	118,000	533,300
Thomas L. Ryan	957,400	199,000	900,000
Michael R. Webb	443,300	92,000	416,700
Eric D. Tanzberger	186,200	38,600	175,000
Sumner J. Waring, III	177,300	36,800	166,700

Provisions Regarding Claw-Backs

In November 2008, the Board of Directors adopted provisions for seeking the return (claw-back) from executive officers of cash incentive payments and stock sale proceeds in certain circumstances involving fraud. We added these provisions for the following elements of compensation awarded in 2009: annual performance-based incentives paid in cash, stock options, restricted stock and performance units. The provisions would be triggered if the Board of Directors determines that an officer has engaged in fraud that caused, in whole or in part, a material adverse restatement of the Company’s financial statements. In such an event, the Company would seek to recover from the offending officer the following:

•	The actual annual performance-based incentive paid in cash to the officer, but only if the original payment would have been lower if it had been based on the restated financial results.

•	The gains from sales of stock acquired under stock options realized at any time after the filing of the incorrect financial statements. (Any remaining vested and unvested stock options would be cancelled).

•	The gains from sales of restricted stock realized at any time after the filing of the incorrect financial statements. (Any remaining unvested restricted stock would be forfeited).

•	The amount of a performance unit award paid after the ending date of the period covered by the incorrect financial statements. (Any unpaid performance unit award would be forfeited).

If the officer contests the claw-back, the Company will promptly pay the officer’s reasonable legal fees and expenses; provided however, if the officer does not prevail in such contest, the officer will reimburse the Company for all such legal fees and expenses.

Stock Ownership Guidelines

In 2004, we established stock ownership guidelines for officers. Share ownership is generally achieved through open market purchases of SCI stock, shares acquired in the company sponsored 401(k) plan, vesting of restricted stock and shares retained after exercise of stock options. The table below sets forth our current ownership guidelines for our officers.

Target Holdings
Title	(# of Shares)

Chairman of the Board	400,000
President and Chief Executive Officer	400,000
Executive Vice President and Chief Operating Officer	200,000
Senior Vice President	100,000
Vice President	40,000

At March 16, 2009, the Named Executive Officers had attained or exceeded their ownership guideline levels.

Employment Agreements; Termination Payment Arrangements

The Company has employment agreements with Messrs. R.L. Waltrip, Thomas L. Ryan, Michael R. Webb, Eric D. Tanzberger and Sumner J. Waring, III. These agreements have current terms expiring December 31, 2009. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party.

For further discussion of these employment agreements, refer to “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below.

Our employment agreements and compensation plans have historically incorporated arrangements for certain payments upon change of control of the Company and for other terminations. We believe that these arrangements have been and are necessary to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives. In the context of a possible takeover, we believe that change-in-control provisions (i) help focus our executives on strategic alternatives that would maximize shareholder value, and (ii) provide for personal financial security, thereby reducing a concern which could be a distraction for the executive. Our change-in-control and other termination payment arrangements do not affect decisions regarding other compensation elements. We structured the terms and payout of our arrangements based upon our historical practice and competitive considerations, including advice from Towers Perrin that such features were commonly used by publicly traded companies.

For further discussion of termination arrangements, refer to “Certain Information with Respect to Officers and Directors — Potential Payments Upon Termination” below.

Retirement Plans

We believe that financial security during retirement can be as important as financial security before retirement. We previously maintained a Cash Balance Plan and a Supplemental Executive Retirement Plan for Senior Officers, both of which ceased accruing benefits in 2000. In 2005, we implemented an Executive Deferred Compensation Plan for our executive officers which includes a Company contribution for retirement.

Our Cash Balance Plan was a defined benefit plan under which our Named Executive Officers accrued benefits until December 31, 2000. No further contributions were made by the Company, but plan accounts continued to accrue interest. In August of 2006, the Board of Directors authorized the termination of the Cash Balance Plan. In 2007, the participant’s account balances were distributed to participants in the form of an annuity or a rollover to the Company’s 401(k) Plan or an IRA at the participant’s election.

Our Supplemental Executive Retirement Plan for Senior Officers is a non-qualified plan under which our Named Executive Officers accrued benefits until December 31, 2000. No additional benefits will accrue after 2000. Each participant is entitled at age 60 to the annual payment of the full amount of his benefit.

To help retain and recruit executive level talent, the Company maintains a supplemental retirement and deferred compensation plan for its executive officers, the Executive Deferred Compensation Plan. This plan allows for an annual retirement contribution of 7.5% and a performance-based contribution targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year.

These are the same performance measures described in the Annual Performance-Based Incentives Paid In Cash above. The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan allows for individual deferral of base salary, annual performance-based incentives paid in cash, and long-term incentive program components payable in cash (performance unit awards). The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans. In February 2009, the Company made the following contributions under the plan:

	7.5% Retirement	Performance
Name	Contribution	Contribution

R.L. Waltrip	NA	NA
Thomas L. Ryan	$67,500	$0
Michael R. Webb	45,000	0
Eric D. Tanzberger	30,000	0
Sumner J. Waring, III	28,125	0

We also offer a 401(k) plan to our employees, including our executive officers. In 2001, the Company initiated the 401(k) Retirement Savings Plan for elective contributions by participants and matching contributions by the Company up to prescribed limits established by the Board of Directors and specific IRS limitations as a replacement for the Cash Balance Plan. Participants may elect to defer up to 50% of salary and bonus into the Plan subject to the annual IRS contribution limit of $15,500 excluding the $5,000 catch-up contributions for eligible for participants age 50 and older. The Company’s match ranges from 75% to 125% of employee deferrals based on their years of company service up. The match is applied to a maximum of 6% of an officer’s salary and annual performance-based incentive.

Perquisites and Personal Benefits

We provide various personal benefits to our executive officers which are generally provided by other companies and become an expected component of the overall remuneration for executive talent, including:

•	financial and legal planning and tax preparation — provided to officers to encourage critical document preparation and financial planning advice for effective tax and retirement planning

•	supplemental medical reimbursements — provided to officers and managing directors. The insured benefit product covers out of pocket medical expenses, exclusive of required premium contributions by participants in the Company’s medical and dental plans, and is a valued benefit provided at modest annual cost per participant.

•	enhanced long-term disability insurance — protects the officer in the event of a long-term disability determination, replacing 60% of the executive’s annual cash compensation in the event of disability.

•	enhanced life insurance — executive life insurance program for officers covering 3.5 times the executive’s annual salary and bonus.

•	funeral and cemetery benefits — In 2008, the Board of Directors approved the policy to provide funeral/cemetery discounts for directors and officers and their immediate families, on an atneed or prearranged basis. Under the policy, the Company provides (i) services free of cost, and (ii) merchandise, property and interment rights at cost.

•	security and transportation services — provided to the Chairman of the Board as approved by the Compensation Committee

•	club memberships — provided to officers and select members of management who have a recurring job related need to entertain outside clients or prospective clients. Monthly dues are reimbursable, but expressly excluded are initiation fees, food service and general assessments.

•	personal use of Company aircraft — officers are entitled to certain hours of use of the Company’s leased or financed aircraft for personal reasons in accordance with the Company’s usage policy approved by the

Board of Directors and pursuant to a signed time-sharing agreement which is governed by FAA regulations. Each officer is required to sign the time-sharing agreement. In accordance with the agreement, officers are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to time-sharing agreements. Catering and pilot travel expenses are charged as incurred. Hours allowed are based on title and approved by the Board. Such personal use is treated as taxable compensation to the executive to the extent the IRS valuation of the personal aircraft usage exceeds the value submitted to the Company from the executive pursuant to the time-sharing agreement.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes or 401(k) contribution purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Alan R. Buckwalter, III (Chairman)
Anthony L. Coelho
Malcolm Gillis
Victor L. Lund
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

Compensation

The following table sets forth information for the three years ended December 31, 2008 with respect to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Total” column in the table reduced by the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
			Restricted		Non-Equity	Deferred
Name and			Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
R. L. Waltrip	2008	$950,000	$581,738	$592,910	0	0	$596,268	$2,720,916
Chairman of the Board	2007	950,000	559,964	450,231	$2,860,650	0	646,402	5,467,247
	2006	950,000	541,961	922,979	2,999,454	0	565,793	5,980,187
Thomas L. Ryan	2008	900,000	953,331	1,337,416	0	$46	822,014	4,012,807
President and Chief	2007	898,076	816,988	1,002,947	2,970,100	5,247	717,409	6,410,767
Executive Officer	2006	800,000	550,288	516,552	2,175,540	5,414	472,311	4,520,105
Michael R. Webb	2008	600,000	454,594	641,231	0	4,906	594,601	2,295,332
Executive Vice President	2007	599,519	413,818	504,582	1,859,600	18,343	582,168	3,978,030
and Chief Operating Officer	2006	575,000	313,504	286,727	1,624,669	18,200	409,675	3,227,775
Eric D. Tanzberger	2008	399,424	178,805	249,871	0	0	261,915	1,090,015
Senior Vice President	2007	373,558	160,933	154,773	571,875	2,939	234,004	1,498,082
and Chief Financial Officer	2006	286,538	111,105	60,049	488,097	2,847	156,403	1,105,039
Sumner J. Waring, III	2008	375,000	187,386	250,922	0	0	281,907	1,095,215
Senior Vice President	2007	375,000	233,934	169,801	741,600	1,017	218,689	1,740,041
Major Market Operations	2006	376,539	202,591	91,925	544,084	1,287	256,640	1,473,066

(1)	The Restricted Stock Awards and Option Awards columns set forth the dollar amounts recognized for financial statement reporting purposes for restricted stock and stock options with respect to 2008, 2007 and 2006 in accordance with FAS 123R. The assumptions made for the valuations of the awards are set forth in note 14 to the consolidated financial statements included in the SCI 2008 Annual Report on Form 10-K. During 2008, no stock options of the Named Executive Officers expired. During 2007 and 2006, the following stock options of executives expired:

	Options Expired 2007,	Options Expired 2007,	Options Expired 2006,	Options Expired 2006,
	at $14.8125 per Share	at $19.4688 per Share	at $22.6250 per Share	at $35.7813 per Share
	(Shares)	(Shares)	(Shares)	(Shares)
R.L. Waltrip	400,000	800,000	440,000	400,000
Thomas L. Ryan	20,000	10,000	—	—
Michael R. Webb	20,000	20,000	—	20,000
Eric D. Tanzberger	—	—	—	—
Sumner J. Waring, III	—	—	—	—

(2)	The Non-Equity Incentive Plan Compensation is composed of the following:

		Annual Performance-Based
	Year	Incentive Paid in Cash	Performance Units(a)

R.L. Waltrip	2008	0	0
	2007	$1,735,650	$1,125,000
	2006	1,747,454	1,252,000
Thomas L. Ryan	2008	0	0
	2007	1,644,300	1,325,800
	2006	1,471,540	704,000
Michael R. Webb	2008	0	0
	2007	1,096,200	763,400
	2006	1,057,669	567,000
Eric D. Tanzberger	2008	0	0
	2007	411,075	160,800
	2006	331,097	157,000
Sumner J. Waring, III	2008	0	0
	2007	380,000	361,600
	2006	231,084	313,000

(a)	Performance Units for 2008 related to the performance period of 2006 — 2008, Performance Units payments for 2007 were for the performance period of 2005-2007, and Performance Units payments for 2006 were for the performance period of 2004-2006.

(3)	This column sets forth the change in the actuarial present value of each executive’s accumulated benefit in 2008, 2007 and 2006 for the following plans:

			Supplemental Executive
			Retirement Plan for
	Year	Cash Balance Plan	Senior Officers

R.L. Waltrip	2008	0	0
	2007	0	0
	2006	0	0
Thomas L. Ryan	2008	0	$46
	2007	$1,410	3,837
	2006	1,785	3,629
Michael R. Webb	2008	0	4,906
	2007	4,825	13,518
	2006	5,417	12,783
Eric D. Tanzberger	2008	0	0
	2007	1,081	1,858
	2006	1,091	1,756
Sumner J. Waring	2008	0	0
	2007	1,017	0
	2006	1,287	0

The assumptions made for quantifying the present value of the benefits are set forth in note 15 to the consolidated financial statements included in the SCI 2008 Annual Report on Form 10-K. Each executive’s account in the Cash Balance Plan was 0 in 2008 since the plan was liquidated in 2007. For 2007 and 2006, Mr. Waltrip’s accounts experienced declines because he received payments under both plans in 2006 (including his last payment under the SERP for Senior Officers) and under the Cash Balance Plan in 2007. The actuarial present value of his account (i) in the Cash Balance Plan decreased $24,020 in 2006 and $7,875 in 2007, and (ii) in the SERP for Senior Officers decreased $1,082,807 in 2006, which concluded his participation in the plan. Regarding Mr. Tanzberger, the actuarial present value of his account in the SERP for Senior Officers decreased $219 in 2008.

(4) All Other Compensation includes the following:

2008 All Other Compensation

					Perquisites
	Contributions
	To Deferred	Contributions	Life		Personal		Medical	Club
	Compensation	to 401(k)	Insurance	Disability	Use of	Financial	Reimburse-	Member-
Name	Plan(a)	Plan(a)	Related(b)	Insurance(c)	Aircraft(d)	Planning(e)	ment(f)	ships(g)	Other(h)
R. L. Waltrip		$17,250	$196,876		$149,788	$28,000	$16,491		$187,862
Thomas L. Ryan	$716,147	17,250	7,304	$12,719	50,349	4,212	4,514	$9,519
Michael R. Webb	473,443	17,250	9,851	18,232	53,650	750	15,939	5,486
Eric D. Tanzberger	211,561	17,250	1,956	0	19,440	1,287	5,718	4,703
Sumner J. Waring, III	200,666	17,250	2,146	4,323	43,965	1,200	7,871	4,487

(a)	The amounts represent contributions by the Company to the accounts of executives in the plans identified in the table. The column Contributions to Deferred Compensation Plan also includes associated tax gross up amounts.

(b)	For Mr. Waltrip the amount in this column represents $185,046 for reimbursement of life insurance premium and related taxes for split dollar life insurance and $11,830 for term life insurance premiums. For the other executives, the amounts represent payment for term life insurance premiums or supplemental life insurance.

(c)	The amounts represent the costs of premiums for enhanced long-term disability insurance.

(d)	The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For each flight, the executive must reimburse the Company at an hourly rate pursuant to a time-sharing agreement governed by FAA Regulations. The amounts reflected in the table above are the total incremental costs reduced by the amounts of such executive reimbursements.

(e)	The amounts represent payments by the Company for tax and financial planning services incurred by the executives.

(f)	The amounts represent payments by the Company to the executive for medical expenses which are incurred but which are not reimbursed to the executive by the Company’s health insurance.

(g)	The amounts represent the costs of club memberships, excluding initiation fees, food service and general assessments.

(h)	For Mr. Waltrip, the amount in this column represents the costs of providing for him an automobile ($26,242), personal security and driving services of an employee ($85,541) and guard and alarm services at his residence ($76,079).

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted in 2008.

Grants of Plan-Based Awards

						All Other	All Other	Exercise	Closing
		Estimated Future Payouts				Restricted	Option Awards:	or Base	Market	Grant Date
		Under Non-Equity Incentive Plan Awards				Stock Awards:	Number of	Price of	Price on	Fair Value
						Number of	Securities	Option	Date of	of Stock
	Grant	Performance	Threshold	Target	Maximum	Shares	Underlying	Awards	Grant	and Option
Name	Date	units (#)	($)	($)	($)	of Stock	Options	($/Sh)	($/Sh)	Awards ($)
R. L. Waltrip	02/12/2008		$33,963	$950,000	$1,900,000
		723,600	180,900	723,600	1,447,200
						48,900				$567,485
							174,000	$11.605	$11.62	856,271
Thomas L. Ryan	02/12/2008		32,175	900,000	1,800,000

		1,221,000	305,250	1,221,000	2,442,000

						82,600				958,573

							294,000	11.605	11.62	1,446,803
Michael R. Webb	02/12/2008		21,450	600,000	1,200,000
		565,300	141,325	565,300	1,130,600
						38,200				443,311
							136,000	11.605	11.62	669,270
Eric D. Tanzberger	02/12/2008		8,580	240,000	480,000
		237,400	59,350	237,400	474,800
						16,100				186,841
							57,100	11.605	11.62	280,995
Sumner J. Waring, III	02/12/2008		8,044	225,000	450,000
		203,500	50,875	203,500	407,000
						13,800				160,149
							49,000	11.605	11.62	241,134

In the table above, the four lines pertaining to each Named Executive Officer relate to the following:

•	First line — Annual Performance-Based Incentives Paid in Cash

•	Second line — Performance Units

•	Third line — Restricted Stock

•	Fourth line — Stock Options

The material terms of each such element of compensation are described previously in the “Compensation Discussion and Analysis.”

The performance units are settled in cash at the end of a three-year performance period. In addition, the performance units provide for pro rata vesting in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, or (iv) termination by the Company not for cause. The pro rata vesting is determined by the number of months of service by the executive during the three-year performance period, divided by 36 (which is the number of months in a performance period). For a change of control of the Company, the performance units vest 100% and will be paid at target.

The restricted stock grants and stock option grants vest one-third per year. In addition, the restricted stock grants and stock option grants vest 100% in the event of (i) death, (ii) disability, (iii) in the discretion of the

Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, (iv) termination by the Company not for cause, or (v) change of control of the Company.

Holders of restricted stock receive dividend payments at the same rate as holders of outstanding shares of SCI common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and restricted stock that has not vested as of the end our last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards				Stock Awards
						Market
					Number of	Value of
					Shares or	Shares or
	Number of	Number of			Units of	Units of
	Securities	Securities			Stock	Stock
	Underlying	Underlying	Option		That	That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested(4)	Vested
Name	(#)	(#)	($)	Date	(#)	($)
	Exercisable	Unexercisable

R.L. Waltrip	1,000,000		5.0650	02/13/2010	109,900	$546,203
	102,000		6.8050	02/10/2012
	150,200		6.9000	02/08/2013
	126,266	63,134(1)	8.2400	02/07/2014
	74,666	149,334(2)	10.7300	02/13/2015
		174,000(3)	11.6050	02/12/2016

Thomas L. Ryan	100,000		5.0650	02/13/2010	185,434	921,607
	100,000		2.9250	08/14/2010
	57,500		6.8050	02/10/2012
	177,000		6.9000	02/08/2013
	173,600	86,800(1)	8.2400	02/07/2014
	140,000	280,000(2)	10.7300	02/13/2015
		294,000(3)	11.6050	02/12/2016

Michael R. Webb	100,000		5.0650	02/13/2010	88,101	437,862
	100,000		2.9250	08/14/2010
	46,000		6.8050	02/10/2012
	101,900		6.9000	02/08/2013
	78,933	39,467(1)	8.2400	02/07/2014
	70,000	140,000(2)	10.7300	02/13/2015
		136,000(3)	11.6050	02/12/2016

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards					Stock Awards
							Market
						Number of	Value of
						Shares or	Shares or
	Number of	Number of				Units of	Units of
	Securities	Securities				Stock	Stock
	Underlying	Underlying		Option		That	That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not
	Options	Options		Price	Expiration	Vested(4)	Vested
Name	(#)	(#)		($)	Date	(#)	($)
	Exercisable	Unexercisable

Eric D. Tanzberger	100,000			5.0650	02/13/2010	35,301	175,446
	12,500			6.8050	02/10/2012
	27,600	13,800	(1)	8.2400	02/07/2014
	28,000	56,000	(2)	10.7300	02/13/2015
		57,100	(3)	11.6050	02/12/2016

Sumner J. Waring, III	25,500			6.8050	02/10/2012	34,434	171,137
	34,466	17,734	(1)	8.2400	02/07/2014
	28,000	56,000	(2)	10.730	02/13/2015
		49,000	(3)	11.6050	02/12/2016

(1)	These unexercisable options expiring on 02/07/2014 vest 100% on 02/07/2009.

(2)	These unexercisable options expiring 02/13/2015 vest 50% on 02/13/2009 and 50% on 02/13/2010.

(3)	These unexercisable options expiring 02/12/2016 vest 33 1/3% on each of 02/12/2009, 02/12/2010 and 02/12/2011.

(4)	The restricted stock for each person in the table vests as follows:

	Shares	Shares	Shares	Shares
	Vesting	Vesting	Vesting	Vesting
	02/07/2009	02/15/2009	02/15/2010	02/15/2011

R.L. Waltrip	23,400	35,100	35,100	16,300
Thomas L. Ryan	32,167	62,866	62,867	27,534
Michael R. Webb	14,634	30,366	30,367	12,734
Eric D. Tanzberger	5,134	12,399	12,401	5,367
Sumner J. Waring, III	6,567	11,633	11,634	4,600

Options Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of restricted stock during the last fiscal year on an aggregated basis.

Option Exercises and Stock Vested for the Year Ended December 31, 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

R.L. Waltrip	1,400,000	$4,769,919	66,200	$755,902
Thomas L. Ryan	200,000	395,812	95,767	1,090,592
Michael R. Webb	200,000	310,376	48,533	552,931
Eric D. Tanzberger	168,000	494,445	19,032	216,841
Sumner J. Waring, III	0	0	29,034	332,292

Pension Plans

The following table sets forth information regarding the SERP for Senior Officers as of December 31, 2008.

Pension Benefits as of December 31, 2008

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)(2)

R. L. Waltrip	SERP for Sr. Officers	NA	$0	0
Thomas L. Ryan	SERP for Sr. Officers	13	70,617	0
Michael R. Webb	SERP for Sr. Officers	19	253,523	0
Eric D. Tanzberger	SERP for Sr. Officers	12	33,938	0
Sumner J. Waring, III	SERP for Sr. Officers	NA	0	0

(1)	The assumptions made for calculating the present value of accumulated benefit of the SERP for Sr. Officers are set forth in note 15 to the consolidated financial statements included in the SCI 2008 Annual Report on Form 10-K.

SCI Cash Balance Plan

The SCI Cash Balance Plan is a defined benefit plan which we amended effective January 1, 2001 to provide that the Company would not make any further contributions under the plan after 2000. Each participant in the plan had an account which, until December 31, 2000, was credited each year that a participant qualified with a Company contribution (based on annual compensation and years of benefit service) and interest. Plan accounts continued to accrue interest after 2000.

We terminated the Cash Balance Plan effective October 31, 2006, and all plan assets were liquidated and distributed by December 31, 2007.

Supplemental Executive Retirement Plan for Senior Officers

In 2000, we amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits will accrue and no employees shall become eligible to participate in the plan after 2000.

The SERP for Senior Officers is a non-qualified plan which covers certain executive officers and certain regional operating officers, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan were previously set by the Compensation Committee from time to time. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.

Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

Executive Deferred Compensation Plan

The following table provides information concerning contributions, earnings and other information under the Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation in 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	Last FYE(4)
Name	($)	($)	($)	($)	($)

R.L. Waltrip	NA	NA	NA	NA	NA
Thomas L. Ryan	$646,805	$712,965	$ −926,107	0	$2,379,715
Michael R. Webb	407,920	469,559	−173,271	0	2,016,358
Eric D. Tanzberger	64,710	210,229	−95,789	0	545,059
Sumner J. Waring, III	60,500	199,435	−152,503	0	589,428

(1)	These executive contributions were made in 2008 and are included in the Summary Compensation Table for the year 2007 in the amounts and under the headings as follows:

		Non-Equity
		Incentive Plan
	Salary	Compensation

R.L. Waltrip	NA	NA
Thomas L. Ryan	$135,000	$511,805
Michael R. Webb	36,000	371,920
Eric D. Tanzberger	23,965	40,745
Sumner J. Waring, III	22,500	38,000

(2)	The registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	The earnings reflect the returns of the measurement funds selected by the executives and are not included in the Summary Compensation Table.

(4)	The Aggregate Balance at Last FYE includes amounts previously reported as compensation in the Summary Compensation Table for years prior to 2008 as follows:

R.L. Waltrip	NA
Thomas L. Ryan	$1,409,294
Michael R. Webb	1,035,863
Eric D. Tanzberger	272,230
Sumner J. Waring, III	152,363

The Executive Deferred Compensation Plan is a supplemental retirement and deferred compensation plan for executive officers. The plan allows for Company contributions, including contributions of 7.5% and performance-based contributions targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in “Compensation Discussion and Analysis — Annual Performance-Based Incentives Paid in Cash.” The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans.

Company contributions to the plan generally vest over three years, except that 401(k) restoration matches vest 100% when contributed. If a participant dies, becomes disabled, retires on or after age 60 with five years of service, or in the event of a change of control of the Company as defined in the plan, the participant immediately vests 100% in the Company’s contributions.

In addition, the plan allows for an individual participant to defer portions of his or her base salary, annual performance-based incentives paid in cash and performance units. The participant may defer up to 80% of salary and up to 90% of the other elements of compensation. All of these amounts are 100% vested.

Each participant may elect measurement funds, which are based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her account balance. A participant may change his or her measurement funds election at any time. The Compensation Committee determines which measurement funds will be available for participants. For 2009, the available measurement funds, and their respective returns, were as follows:

2009 Calendar
Fund Name	Year Return

Davis Value	−40.32%
Fidelity VIP Contrafund	−42.51%
Fidelity VIP Index 500	−37.00%
Fidelity VIP Mid Cap	−39.44%
Fidelity VIP Overseas	−43.80%
Janus Aspen Series Forty	−44.15%
Janus Aspen Series Mid Cap Growth	−43.72%
LVIP Baron Growth Opportunities Fund	−39.13%
MainStay VP Cash Management	2.18%
MainStay VP High Yield Corporate Bond	−24.11%
MainStay VP Mid Cap Value	−32.46%
Morgan Stanley UIF Emerging Markets Debt	−14.98%
NYLIC General Account Fund	4.10%
PIMCO VIT Real Return Bond	−7.06%
PIMCO VIT Total Return bond	4.80%
Royce Small-Cap	−27.18%
T. Rowe Price Equity Income	−36.11%
T. Rowe Price Limited-Term Bond	1.55%

A participant may generally elect to receive distribution at termination in a lump sum or in installments of up to five-fifteen years. With regard to the participant’s contributions, the participant may schedule other distribution dates. For death, disability or change of control of the Company, the participant is entitled to a lump sum payment within 60 days.

Executive Employment Agreements

Current Executive Officers

The Company has employment agreements with the Named Executive Officers. These agreements have current terms expiring December 31, 2009. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.

These agreements provide for base salaries which may be increased by the Compensation Committee in its sole discretion, and the right to participate in bonus and other compensation and benefit arrangements. As of March 16, 2009, the base salaries for Messrs. R.L. Waltrip, Ryan, Webb, Tanzberger and Waring were $950,000, $900,000, $600,000, $400,000 and $375,000, respectively.

Pursuant to the agreements, in the event of termination of employment due to the executive’s voluntary termination, the executive will be entitled to receive (i) salary earned to the date of termination and (ii) any incentive compensation that had been determined by the Compensation Committee but not yet paid. In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, and (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the annual performance-based incentive bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”). In the event of termination by the Company without cause, the executive will be entitled to receive (i) bi-weekly salary continuation payments based on his rate of salary for two years, (ii) Pro Rated Bonus, and (iii) continuation of health benefits for eighteen months. In the event of termination by the Company for cause, the executive will not be entitled to any further payments under the employment agreement. “Cause” includes conviction of a crime involving moral turpitude, failure to follow Company policy or directives, willful and persistent failure to attend to his duties, gross negligence or willful misconduct, and violation of his obligations under the employment agreement.

In the event of a change of control of the Company (as defined below) and the subsequent termination of the executive without cause or voluntary termination by the executive for Good Reason (as defined below) during the two years following the change of control, the executive will be entitled to the following.

•	A lump sum equal to three, multiplied by the sum of the executive’s annual salary plus target annual performance-based incentive bonus (“Target Bonus”).

•	An amount equal to his target annual performance-based incentive bonus, prorated to the date of the change of control (“Partial Bonus”).

•	Continuation of health benefits for eighteen months.

“Good Reason” means relocation of the executive by more than 50 miles, reduction in base salary or bonus or other compensation programs, or reduction in the executive’s aggregate benefits.

If any payments under the employment agreement or under the benefit plans of the Company would subject the executive to any excise tax under the Internal Revenue Code (“IRC”), the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), he will be in the same after-tax position as if no excise tax had been imposed. The agreements have incorporated language requiring compliance with IRC § 409A which could result in delays of certain of the payments discussed above.

Upon termination of his employment, each executive (other than Mr. R.L. Waltrip) will be subject, at the Company’s option, to a non-competition obligation for a period of one year which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.

With regard to Mr. R.L. Waltrip, his employment agreement provides that he will be subject to a 10 year non-competition obligation. However, SCI will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.

Change of Control

Under the employment agreements, a change in control would include any of the following:

•	Any individual, entity or group acquires 20 percent or more of our common stock or voting securities (excluding certain acquisitions involving SCI or an SCI benefit plan or certain reorganization, merger or consolidation transactions);

•	Our incumbent directors cease to constitute a majority of our directors (our incumbent directors include persons nominated by the existing Board or Executive Committee);

•	Our shareholders approve certain reorganizations, mergers or consolidations; or

•	Our shareholders approve certain liquidations, dissolutions or sales of substantially all assets of SCI.

However, such a reorganization, merger, consolidation or sale of assets would not constitute a change of control if:

(1)	More than 60% of the surviving corporation’s common stock and voting shares is owned by our shareholders (in the same proportion that our shareholders owned shares in SCI before the transaction);

(2)	No person (excluding SCI, any benefit plan of SCI or the surviving corporation, and a person owning 20% of SCI common stock or voting securities before the transaction) owns 20% or more of the common stock or voting shares of the surviving corporation; and

(3)	A majority of the surviving corporation’s Board members were incumbent SCI directors when the transaction agreement was entered.

Potential Payments Upon Termination

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. In addition, each Named Executive Officer will be entitled to receive his benefits described in the preceding tables titled “Pension Benefits” and “Nonqualified Deferred Compensation in 2008.”

R.L. Waltrip

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-08	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,900,000	$2,850,000	$950,000	$950,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,850,000
Pro Rated Bonus
Partial Bonus			950,000
Long Term Incentives
Performance Units
2006-2008 (performance period)
2007-2009 (performance period)			713,400
2008-2010 (performance period)			723,600
Stock Options
Unvested and Accelerated
Restricted Stock
Unvested and Accelerated	$546,203	546,203	546,203	546,203	546,203
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated
Post-retirement Health Care		21,993	21,993
Life Insurance Proceeds					1,450,000
Disability Insurance Benefits				233,448
280G Tax Gross-up			0
Total:	$546,203	$2,468,196	$8,655,196	$1,729,651	$2,946,203

Thomas L. Ryan

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-08	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,800,000	$2,700,000	$900,000	$900,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,700,000
Pro Rated Bonus
Partial Bonus			900,000
Long Term Incentives
Performance Units
2006-2008 (performance period)
2007-2009 (performance period)			1,338,000
2008-2010 (performance period)			1,221,000
Stock Options
Unvested and Accelerated
Restricted Stock
Unvested and Accelerated		921,607	921,607	921,607	921,607
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			389,825	389,825	389,825
Post-retirement Health Care		26,177	26,177
Life Insurance Proceeds					6,300,000
Disability Insurance Benefits				4,835,776
280G Tax Gross-up			3,117,503
Total:		$2,747,784	$13,314,112	$7,047,208	$8,511,432

Michael R. Webb

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-08	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,200,000	$1,800,000	$600,000	$600,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			1,800,000
Pro Rated Bonus
Partial Bonus			600,000
Long Term Incentives
Performance Units
2006-2008 (performance period)
2007-2009 (performance period)			668,800
2008-2010 (performance period)			565,300
Stock Options
Unvested and Accelerated
Restricted Stock
Unvested and Accelerated		437,862	437,862	437,862	437,862
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			333,092	333,092	333,092
Post-retirement Health Care		26,177	26,177
Life Insurance Proceeds					4,310,000
Disability Insurance Benefits				4,199,719
280G Tax Gross-up			1,755,844
Total:		$1,664,039	$7,987,075	$5,570,673	$5,680,954

Eric D. Tanzberger

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-08	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$800,000	$1,200,000	$400,000	$400,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			720,000
Pro Rated Bonus
Partial Bonus			240,000
Long Term Incentives
Performance Units
2006-2008 (performance period)
2007-2009 (performance period)			267,500
2008-2010 (performance period)			237,400
Stock Options
Unvested and Accelerated
Restricted Stock
Unvested and Accelerated		175,446	175,446	175,446	175,446
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			133,706	133,706	133,706
Post-retirement Health Care		26,177	26,177
Life Insurance Proceeds					2,240,000
Disability Insurance Benefits				839,999
280G Tax Gross-up			906,821
Total:		$1,001,623	$3,907,050	$1,549,151	$2,949,152

Sumner J. Waring, III

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-08	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$750,000	$1,125,000	$375,000	$375,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			675,000
Pro Rated Bonus
Partial Bonus			225,000
Long Term Incentives
Performance Units
2006-2008 (performance period)
2007-2009 (performance period)			267,500
2008-2010 (performance period)			203,500
Stock Options
Unvested and Accelerated
Restricted Stock
Unvested and Accelerated		171,137	171,137	171,137	171,137
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			122,012	122,012	122,012
Post-retirement Health Care		26,177	26,177
Life Insurance Proceeds					2,100,000
Disability Insurance Benefits				3,377,339
280G Tax Gross-up			0
Total:		$947,314	$2,815,326	$4,045,488	$2,768,149

Below is a description of the assumptions that were used in creating the tables above.

Base Salary and Annual Performance-Based Incentive Paid in Cash

The amounts of these elements of compensation are governed by the employment agreements. See “Executive Employment Agreements” herein above. At December 31, 2008, each of the employment agreements had a term expiring December 31, 2009. In addition, the meaning of “change of control” as used in the tables is set forth in the employment agreements.

Performance Units, Stock Options and Restricted Stock

The amounts pertaining to the performance units, stock options and restricted stock are governed by the terms of their respective awards. See the discussion following the table “Grants of Plan-Based Awards” herein above. With respect to unvested performance units, restricted stock and stock options, the tables assume that accelerated vesting for voluntary termination at retirement occurs in the discretion of the Compensation Committee at age 60 with ten years of service or at age 55 with 20 years of service.

As discussed previously, performance units vest 100% upon a change of control and are paid at target. For other terminations (including death, disability, certain retirements and termination not for cause), the performance units become vested pro rata, but are not paid until after the expiration of their three year periods. For purposes of the tables above, these pro rata payments are estimated based upon calculations which assume the performance period of each performance unit ended December 31, 2008. Regarding the performance units for the 2006-2008 performance period, the amounts reported in the columns represent the actual 0 payout of awards at the end of the three year performance period (and therefore do not include any enhancements due to termination of employment).

For stock option amounts, the tables provide values for options which would become vested upon a termination event. The values are based upon the difference between the closing market price of SCI stock of $4.97 per share on December 31, 2008, and the actual exercise prices of the options. The amounts of unvested options and their exercise prices are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2008” herein above.

For restricted stock amounts, the tables provide values for restricted stock which would become vested upon termination events shown in the tables. The values are calculated by multiplying the unvested amounts of restricted stock by $4.97, the closing market price of SCI stock on December 31, 2008. The amounts of unvested restricted stock are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2008” herein above.

Other Benefits

In the tables, the amounts of Nonqualified Deferred Compensation are the unvested amounts pertaining to each executive’s interest in the Executive Deferred Compensation Plan. For a discussion of vesting, see the discussion following the table “Nonqualified Deferred Compensation in 2008” herein above.

The amounts of Post-retirement Health Care represent Company estimates of the value of these benefits.

The amounts of Disability Insurance Benefits are based upon the present value of the future stream of disability payments the executive would receive if he remained disabled for the maximum period covered by the insurance policies. The present value calculations were made using an assumed interest rate of 5.14% per year.

280G Tax Gross-up

Upon a change in control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executives as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon executive as a result of the Company’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35.35% federal income tax rate and a 1.45% medicare tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to executive executing a non-competition agreement.

Compensation of Directors

The compensation of directors is described under “Election of Directors — Director Compensation” herein above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Board members who served on the Compensation Committee during 2008 were Messrs. Alan R. Buckwalter, III, Anthony L. Coelho, Malcolm Gillis, Victor L. Lund and John W. Mecom, Jr. No member of the Compensation Committee in 2008 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

CERTAIN TRANSACTIONS

For 2008, SCI paid $126,921 in compensation and 401(k) plan contributions to Mr. Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Mr. Stephen M. Mack, Senior Vice President Middle Market Operations of the Company.

The family of Mr. Sumner J. Waring, III, Senior Vice President Major Market Operations, has had a relationship with SCI since 1996, when the family sold its business to SCI. For 2008, the Company paid $92,568 to Mr. Waring’s parents for services under a consulting agreement, and the Company extended the consulting agreement through April 2010. In 2008, the Company leased office space through April 2008 from a company owned by Mr. Waring’s parents and paid rent in the amount of $21,800 in 2008. In May 2008, the Company entered into a new twelve month lease for different office space with a company owned by Mr. Waring’s parents and paid rent of $8,456 in 2008; for 2009, the Company authorized a twelve month extension of the lease through April 2010. In addition, Mr. Waring’s parents own a company that leases funeral homes to the Company under a lease expiring in 2016 for which the Company paid rent of $200,000 in 2008.

Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. During 2008, BHMS was one of the investment managers of portfolios of independent trusts which hold funds collected from consumers in connection with preneed funeral sales and preneed cemetery sales. The process by which such portfolio managers are chosen and overseen is outlined above under the section entitled “Board of Directors — Board Committees — Investment Committee”. During 2008, BHMS managed on average approximately $184,009,953 for such trusts and was managing approximately $157,034,933 at the end of 2008. Such trusts are prohibited from investing in SCI stock or other SCI securities. For such services, the trusts paid fees of $503,502 to BHMS for 2008. It is expected that BHMS will continue to act as an investment manager for such trusts during 2009.

In February 2007, the Company adopted a written policy regarding “related person transactions” which are required to be disclosed under SEC rules. Generally, these are transactions that involve (i) the Company, (ii) a director, officer or 5% shareholder, or family member or affiliates, and (iii) an amount over $120,000. Under the policy, our General Counsel will review any related person transaction with our Nominating and Corporate Governance Committee or its Chairman. Then, the committee or the Chairman will make a determination whether the transaction is consistent with the best interests of the Company and our shareholders. In February 2009, the Nominating and Corporate Governance Committee, reviewed and approved the transactions reported above.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The table below sets forth information with respect to any person who is known to the Company as of March 16, 2009 to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount
Name and Address	Beneficially		Percent
of Beneficial Owner	Owned		of Class

FMR LLC, Fidelity Management & Research Company, Fidelity Leveraged Co. Stock Fund and Edward C. Johnson, 3d	37,854,109	(1)	14.8%
82 Devonshire Street Boston, Massachusetts 02109
Barrow, Hanley, Mewhinney & Strauss, Inc.	29,852,735	(2)	11.7%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
Vanguard Windsor Funds — Vanguard Windsor II Fund 23-2439132	25,080,100	(3)	9.8%
(“Windsor II”)
100 Vanguard Blvd Malvern, Pennsylvania 19355
Southeastern Asset Management, Inc., Longleaf Partners Small Cap Fund and O. Mason Hawkins	14,480,278	(4)	5.7%
6410 Poplar Ave., Suite 900 Memphis, TN 38119

(1)	Based on a filing made by the named companies and person on February 17, 2009, which reported sole voting power for 1,438,280 shares, shared voting power for no shares, sole investment power for 37,854,109 shares and shared investment power for no shares.

(2)	Based on a filing made by Barrow, Hanley, Mewhinney & Strauss, Inc. on February 12, 2009, which reported sole voting power for 1,255,635 shares, shared voting power for 28,597,100 shares, sole investment power for 29,852,735 shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 25,080,100 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(3)	Based on a filing made by the named fund on February 13, 2009, which reported sole voting power for 25,080,100 shares, shared voting power for no shares, sole investment power for no shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 25,080,100 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(4)	Based on a filing made by the named companies and person on February 6, 2009, which reported sole voting power for no shares, shared voting power for 14,252,178 shares, sole investment power for 228,100 shares and shared investment power for 14,252,178 shares.

The table below sets forth, as of March 16, 2009, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer, each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted. Securities that have been pledged are disclosed in the notes.

			Right to Acquire Ownership
	Shares		Under Options Exercisable	Percent
Name of Individual or Group	Owned		Within 60 Days	of Class

R. L. Waltrip	1,901,643	(1)	1,648,933	1.4%
Thomas L. Ryan	780,792		1,072,900	*
Michael R. Webb	470,385		651,633	*
Eric D. Tanzberger	157,946		228,933	*
Sumner J. Waring, III	273,499		151,033	*
Alan R. Buckwalter	77,587	(2)	—	*
Anthony L. Coelho	112,081	(3)	—	*
A. J. Foyt, Jr.	180,553	(4)	—	*
Malcolm Gillis	51,286		—	*
Victor L. Lund	165,410		—	*
John W. Mecom, Jr.	90,199		—	*
Clifton H. Morris, Jr.	138,227	(5)	—	*
W. Blair Waltrip	1,703,828	(6)	—	*
Edward E. Williams	249,241		—	*
Executive Officers and Directors as a Group (25 persons)	6,570,248		5,630,821	4.8%

*	Less than one percent

(1)	Includes 468,384 shares held in trusts under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers; Mr. R.L. Waltrip disclaims beneficial ownership of such shares. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (6). Also includes 470,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers.

(2)	Includes 6,400 shares held by Mr. Buckwalter as custodian for family members. Mr. Buckwalter has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

(3)	Includes 36,300 shares owned by Mr. Coelho which are pledged.

(4)	Includes 17,885 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 1,125 shares owned by Mr. Foyt’s wife.

(5)	Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.

(6)	Includes 253,438 shares held in trusts for the benefit of Mr. W. Blair Waltrip, and 468,384 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 105,357 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (1). Also includes 90,000 shares held by a charitable foundation of which Mr. W. Blair Waltrip is President.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee’s functions are detailed in the section entitled “Board of Directors — Board Committees — Audit Committee” above. The Audit Committee Charter is available for viewing on the SCI’s home page, www.sci-corp.com, and is also available in print to any shareholder who requests it.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees of public companies. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures in the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has also reviewed the independence of the independent registered public accounting firm considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Victor L. Lund, Chair
Alan R. Buckwalter, III
Malcolm Gillis
Clifton H. Morris
Edward E. Williams

PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, and such representative will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection.

Audit Fees and All Other Fees

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services. All of the fees set forth below were pre-approved by the Audit Committee.

Audit Fees

Fees for audit services were $4,800,000 in 2008 and $4,400,000 in 2007, including fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to statutory audits.

Audit- Related Fees

Fees for audit-related services totaled $2,074,000 in 2008 and $3,688,000 in 2007. Audit-related services in 2008 were primarily related to an effectiveness review of certain financial processes and related controls and in 2007 were related to the audits of stand-alone financial statements for certain of the Company’s locations sold to StoneMor Partners L.P. in 2007.

Tax

Fees for tax services, including tax compliance, tax advice and tax planning, were $619,200 in 2008 and $137,000 in 2007. Fees for tax services in 2008 primarily related to assistance provided in the completion of a tax basis balance sheet, and fees in 2007 primarily related to compliance work in the Company’s international operations.

All Other Fees

Fees for all other services not described above were approximately $3,200 in 2008 and $3,000 in 2007. Amounts for both years were for research database licensing fees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2008 were timely filed.

Proxy Solicitation

In addition to solicitation by mail or internet, further solicitation of proxies may be made by mail, facsimile, telephone or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefore, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners.

Other Business

The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

Any proposal to be presented by a shareholder at the Company’s 2010 Annual Meeting of Shareholders must be received by the Company by December 1, 2009, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2010 Annual Meeting of Shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Secretary, no earlier than January 12, 2010 and no later than February 1, 2010. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary, Service Corporation International, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope. Thank you.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

April 1, 2009

Annex A

COMPARISON GROUP COMPANIES
From Towers Perrin 2007 Executive Compensation Database

3M

AAI
Abbott Laboratories
Accenture
ACH Food
Advanced Medical Optics
Advanced Micro Devices
ADVO
Aerojet
Air Products and Chemicals
Alcatel USA
Alcoa
Alcon Laboratories
Allergan
Alliant Techsystems
Alstom Power
Altana Pharma
Altria Group
America Online
American Airlines
American Standard
Ameron
AMETEK
Amgen
Ann Taylor Stores
Apple Computer
Applied Materials
ARAMARK
ArvinMeritor
Ashland
AstraZeneca
AT&T
Austin Industries
Automatic Data Processing
Avaya
Avery Dennison
BAE Systems — CNI Division
Barnes Group
Barrick
Baxter International
Bayer
Bayer CropScience
Beckman Coulter
BellSouth
Best Buy
Big Lots
Black & Decker
Bob Evans Farms
Boehringer Ingelheim
Boeing
Boston Scientific
Bracco Diagnostics
Brady
Brinker International
DuPont
Eastman Chemical
Eaton	eBay
Ecolab
EDS
Elan Pharmaceuticals
Eli Lilly
EMC
EMCOR Group
Emdeon
Emerson
EnCana Oil & Gas USA
Engelhard
Equifax
Fairchild Controls
FANUC Robotics America
FANUC Robotics America
Federated Department Stores
Fleetwood Enterprises
Fluke
Fluor
Ford
Forest Laboratories
Fortune Brands
Freightliner
G&K Services
Gap
Gartner
GATX
Genentech
General Dynamics
General Mills
General Motors
Genzyme
Georgia Gulf
Gilead Sciences
GlaxoSmithKline
Goodrich
Goodyear Tire & Rubber
Gorton’s
GROWMARK
GTECH
H.B. Fuller
H.J. Heinz
Haemonetics
Harley-Davidson
Harman International Industries
Harsco
Hasbro
Hawaiian Telecom
HBO
Herbalife International of America
Hercules
Herman Miller
Hershey Foods
Hess
Hewlett-Packard
Hexcel	Hilton Hotels
HNI
Hoffmann-La Roche
Honeywell
Houghton Mifflin
Hovnanian Enterprises
AC/InterActive Corp
IBM
ICI Paints North America
IDEX
IKON Office Solutions
IMS Health
Ingersoll-Rand
Intel
InterContinental Hotels
International Flavors & Fragrances
International Paper
International Truck & Engine
Irving Oil
Itochu International
ITT — Corporate
ITT — Defense
ITT — Motion and Flow Control
J.C. Penney Company
J.M. Smucker
J.R. Simplot
Jack in the Box
Jacobs Engineering
Jarden Corporation
JM Family
John Crane
Johns-Manville
Johnson & Johnson
Johnson Controls
Jostens
Kaman Industrial Technologies
KB Home
Kellogg
Kennametal
Kerr-McGee
Kimberly-Clark
King Pharmaceuticals
Kinross Gold
Kohler
Kraft Foods
Lafarge North America
Land O’Lakes
Lear
Lexmark International
Lorillard
Lucent Technologies
Marriott International
Martin Marietta Materials
Mary Kay
Masco
McDermott	McDonald’s
McGraw-Hill
MDS Laboratory Service
MeadWestvaco
Medco Health Solutions
Media General
MedImmune
Medtronic
Merck
Meredith
Metaldyne
Methode Electronics
Microsoft
Milacron
Millennium Pharmaceuticals
Millipore
Mine Safety Appliances
Mission Foods
Modine Manufacturing
Molex
Molson Coors Brewing
Monaco Coach
Motorola
MSC Industrial Direct
Nalco
National Semiconductor
National Starch & Chemical
NCS Pearson
Nestle USA
NIKE
Noranda Aluminum
Norfolk Southern
Nortel Networks
Northrop Grumman
Novartis
Novartis Consumer Health
Novartis Pharmaceuticals
Novo Nordisk Pharmaceuticals
Occidental Petroleum
Omnova Solutions
Organon
Packaging Corporation of America
Panasonic Corporation of North America
Par Pharmaceutical
Parker Hannifin
Parsons
PepsiCo
PerkinElmer
Pernod Ricard USA
Pfizer
Phelps Dodge
Philips Electronics North America
Plexus
PPG Industries
Procter & Gamble
ProQuest

A-1

Purdue Pharma
QLT
QUALCOMM
Qwest Communications
Ralcorp Holdings
Raytheon
Revlon
Reynolds American
Reynolds and Reynolds
Rich Products
Rinker Materials
Rio Tinto
RISO
Robert Bosch
Roche Diagnostics
Roche Palo Alto
Rockwell Automation
Rockwell Collins
Rohm and Haas
Russell Corporation
S.C. Johnson
Sabre
Safeway
Sanofi-Aventis	Schering-Plough
Schneider Electric
Schwan’s
Science Applications International
Scotts Miracle-Gro
Seagate Technology
Sherwin-Williams
Siemens
Sigma-Aldrich
Sirius Satellite Radio
Sodexho
Solvay America
Solvay Pharmaceuticals
Sonoco Products
Sony Electronics
Sports Authority
Springs Global
Sprint Nextel
St. Jude Medical
St. Lawrence Cement
Standard Register
Staples
Starbucks
Starwood Hotels & Resorts	Steelcase
Sun Microsystems
SunGard Data Systems
Sunoco
Syngenta
TAP Pharmaceuticals
Target
TDS Telecom
Terex
Texas Instruments
Textron
Thomas & Betts
Thomson
Time Warner
Time Warner Cable
Toro
Tupperware
Tyco Electronics
UCB
Unilever United States
Union Pacific
Unisys
United Parcel Service
United States Cellular	United Stationers
United Technologies
USG
Valero Energy
Verizon
Verizon Wireless
Vertex Pharmaceuticals
Viacom
Vistar
Visteon
Vulcan Materials
W.R. Grace
Walt Disney
Washington Group
Waste Management
Watson Pharmaceuticals
Wendy’s International
Westinghouse Savannah River
Weyerhaeuser
Wm. Wrigley Jr.
Wyeth
Xerox
Yahoo!
Yum! Brands

A-2

Annex B

2009 REFERENCE GROUP
Companies With Revenue of $1-3 Billion

Company	Ticke	Company	Ticker

Advanced Medical Optics	EYE	International Game Technology	IGT

Alexander & Baldwin	ALEX	Iron Mountain	IRM

American Crystal Sugar	N/A	Irvine Company	N/A

AMETEK	AME	J.M. Smucker	SJM

Ann Taylor Stores	ANN	Jack in the Box	JACK

Applera	ABI	Jostens	N/A

Appleton Papers	N/A	Kaman Industrial Technologies	N/A

Arby’s Restaurant Group	N/A	Kennametal	KMT

Arysta LifeScience North America	N/A	Kerzner International	N/A

Barr Laboratories	BRL	KLA-Tencor	KLAC

Beckman Coulter	BEC	Magellan Midstream Partners	MMP

BIC	N/A	Makino	N/A

Biogen Idec	BIIB	Martin Marietta Materials	MLM

Bio-Rad Laboratories	BIO	Mary Kay	N/A

Blyth	BTH	McClatchy	MNI

Bob Evans Farms	BOBE	MDS Pharma Services	N/A

Bracco Diagnostics	N/A	Media General	MEG

Brady	BRC	Metavante Technologies	MV

Burger King	BKC	MetroPCS Communications	PCS

Carpenter Technology	CRS	Millipore	MIL

CashNetUSA	N/A	Monaco Coach	MNC

Catalent Pharma Solutions	N/A	Mueller Water Products	MWA

Celgene	CELG	National Semiconductor	NSM

Cephalon	CEPH	New York Times	NYT

Ceridian	CEN	Noranda Aluminum	N/A

Chesapeake	CHK	Nypro	N/A

COACH	COH	PerkinElmer	PKI

Convergys	CVG	PolyOne	POL

Crown Castle	CCI	Purdue Pharma	N/A

Cubic	CUB	Quintiles	N/A

Day & Zimmermann	N/A	Ralcorp Holdings	RAH

Deluxe	DLX	Rayonier	RYN

Dentsply	XRAY	Revlon	REV

Discovery Communications	DISCA	RF Micro Devices	RFMD

Donaldson	DCI	Rich Products	N/A

E.W. Scripps	SSP	Safety-Kleen Systems	N/A

Endo Pharmaceuticals	ENDP	SAS Institute	N/A

Equifax	EFX	Schreiber Foods	N/A

Exterran	EXH	Scotts Miracle Gro	SMG

Fleetwood Enterprises	N/A	Sensata Technologies	N/A

Flint Group USA	N/A	Shire Pharmaceuticals	N/A

G&K Services	GKSRA	Sigma-Aldrich	SIAL

GATX	GMT	Sirius Satellite Radio	SIRI

General Atomics	N/A	Smith & Nephew	N/A

GEO Group	GEO	Springs Global US	N/A

Getty Images	GYI	Stantec	STN

Greif	GEF	Steelcase	SCS

GTECH	GTK	Stewart & Stevenson	N/A

H.B. Fuller	FUL	TeleTech Holdings	TTEC

Harland Clarke	N/A	Teradata	TDC

Hayes-Lemmerz	HAYZ	Terra Industries	TRA

Hercules	HPC	Thomas & Betts	TNB

Herman Miller	MLHR	Toro	TIC

HNI	HNI	Tupperware	TUP

Hospira	HSP	Underwriters Laboratories	N/A

Houghton Mifflin	N/A	Uni-Select USA	N/A

Hunt Consolidated	N/A	Virgin Mobile USA	VM

IDEX	IEX	Vistar	N/A

IMS Health	RX	Vulcan Materials	VMC

International Flavors & Fragrances	IFF	Wendy’s International	WEN

B-1

Annex C

2008 REFERENCE GROUP
Companies With Revenue of $1-3 Billion

A.O. Smith Corp.
Advanced Medical Optics Inc.
Alexander & Baldwin Inc.
Allergan Inc.
American Greetings Corp.
Ann Taylor Stores Corp.
Applera Corp-Applied Biosystems Group
Armstrong World Industries Inc.
Beckman Coulter Inc.
Bob Evans Farms Inc.
Brady Corp.
Burger King Holdings Inc.
Callaway Golf Co.
Carpenter Technology Corp.
Celgene Corp.
Cephalon Inc.
Chesapeake Corp.
Cincinnati Bell Inc.
Coach Inc.
Comfort Systems USA Inc.
Constar International Inc.
Cooper Tire & Rubber Co.
Dade Behring Holdings Inc.
DENTSPLY International Inc.
Discovery Holding Co.
Dollar Thrifty Automotive Group Inc.
Donaldson Co. Inc.
Dow Jones and Co. Inc.
Equifax Inc.,
Fleetwood Enterprises Inc.
Forest Laboratories Inc.
GATX Corp.
Genzyme Corp.
Gilead Sceiences Inc.
Global Crossing Ltd.
Grace (WR) & Co.
H.B. Fuller Co.
Harman International Industries Inc.
Harsco Corp.
Hasbro Inc.
Hayes Lemmerz International Inc.
Hercules Inc.	HNI Corp.
Hospira Inc.
IDEX Corporation
International Flavors & Fragrances Inc.
International Game Technology
Invitrogen Corp.
Iron Mountain Inc.

J.M. Smucker Co. (The)
Jack in the Box Inc.
Kaman Corp
Kennametal Inc.
King Pharmaceuticals Inc.
Level 3 Communications Inc.
Louisiana-Pacific Corp.
Magellan Midstream Partners LP
Martin Marietta Materials Inc.
Media General Inc.
Millipore Corp.
MSC Industrial Direct Co. Inc.
National Semiconductor Corp.
New York Times Co. (The)
PerkinElmer Inc.
Plexus Corp.
Plum Creek Timber Co. Inc.
PolyOne Corp.
Respironics Inc.
Scotts Miracle Gro Company (The)
Steelcase Inc.
Tektronix Inc.
Tele Tech Holdings Inc.
Terra Industries Inc.
Thomas & Betts Corp.
Tiffany & Co.
Toro Co. (The)
Trinity Industries Inc.
Tupperware Brands Corp.
Valmont Industries Inc.
Viad Corp.
Watson Pharmaceuticals Inc.
Wendy’s International Inc.
Winnebago Industries Inc.

C-1

Annex D

VALUE LINE GROUP COMPANIES

AMETEK Inc.	McDermott International Inc.
Barnes Group Inc.	Myers Industries Inc.
Brady Corp	National Presto
Carlisle Companies Inc.	Oakley Inc.
Chemed Corp	Parker-Hannifin Corp
Crane Co.	Park Ohio Holdings Corp
Danaher Corp	Pentair Inc.
ESCO Technologies Inc.	SPX Corp
Fortune Brands Inc.	Standex International Corp
GATX Corp	Teleflex Inc.
GenCorp Inc.	Textron Inc.
General Electric	Tyco International Ltd.
Griffon Corp.	United Technologies Corp
Honeywell International Inc.	Valmont Industries Inc.
ITT-Corp	Viad Corp
Kadant Inc.	Walter Industries
Kaman Corp

D-1

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

SERVICE CORPORATION INTERNATIONAL ATTN: INVESTOR RELATIONS 1929 ALLEN PARKWAY HOUSTON, TX 77019 VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Service Corporation International in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Service Corporation International, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SERVC1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SERVICE CORPORATION INTERNATIONAL Vote On Directors For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. ELECTION OF DIRECTORS. (The Board recommends a vote FOR all of the nominees). 0 0 0 Nominees: 01) R.L. Waltrip 02) Anthony L. Coelho 03) A.J. Foyt, Jr. 04) Edward E. Williams Vote On Proposal For Against Abstain 2. Approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2009. (The Board recommends a vote FOR this proposal). 0 0 0 Please mark, sign, date and return this proxy promptly using the enclosed envelope. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement. Please sign exactly as the name appears hereon. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. SERVICE CORPORATION INTERNATIONAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For The Annual Meeting of Shareholders May 13, 2009 The undersigned hereby appoints Thomas L. Ryan, Gregory T. Sangalis and Eric D. Tanzberger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the “Company”) to be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas 77090 on Wednesday, May 13, 2009, at 9:00 a.m., Houston time,and any adjournment(s) thereof, and to vote there at the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors and FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SERVICE CORPORATION INTERNATIONAL P.O. BOX 11270 NEW YORK, N.Y. 10203-0270 (Continued and to be dated and signed on the reverse side.)